     As filed with the Securities and Exchange Commission on December 20, 1999

                                                   Registration No. 333-_______

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933

                                 A. SCHULMAN, INC.
                                 -----------------
               (Exact Name of Registrant as Specified in its Charter)

       Delaware                              34-05145850
       --------                              -----------
(State of Organization)            (I.R.S. Employer Identification No.)

3550 WEST MARKET STREET, AKRON, OHIO                        44333
------------------------------------                        -----
(Address of Principal Executive Offices)                 (ZIP Code)

             1981 INCENTIVE STOCK OPTION PLAN OF A. SCHULMAN, INC.
                  A. SCHULMAN, INC. 1991 STOCK INCENTIVE PLAN
      A. SCHULMAN, INC. 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                (the "Plans")
------------------------------------------------------------------------------
                           (Full Title of the Plan)

Robert A. Stefanko            Copy to:  Daniel G. Berick, Esq.
A. Schulman, Inc.                       Berick, Pearlman & Mills
3550 West Market Street                      Co., L.P.A.
Akron, Ohio  44333                      1350 Eaton Center
(330) 666-3571                          1111 Superior Avenue
(Name, address and telephone            Cleveland, OH  44114
number of agent for service)            (216) 861-4900

                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                   Proposed
                                   Maximum       Proposed
Title of                           Offering      Maximum
Securities          Amount         Price         Aggregate           Amount of
to be               to be          Per           Offering            Registration
Registered          Registered(1)  Share         Price               Fee(2)
------------------------------------------------------------------------------
Common Stock,
$1 par value        2,000,000      $15.53125     $31,062,500         $8,200.50

------------------------------------------------------------------------------
(1) An undetermined number of additional shares of Common Stock may be issued if the antidilution provisions of the Plans become operative.

(2) Based upon the average of the high and low sales prices of the Common Stock on December 17, 1999; determined in accordance withRule 457(c) solely for purposes of determining the amount of the registration fee.

                                      PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                            STATEMENT OF THE REGISTRANT

     The contents of the Registration Statement on Form S-8 (Commission file no. 33-69042) previously filed by the Registrant in respect of the Plans are incorporated herein by reference.

     This Registration Statement is being filed for the purpose of reflecting the increase of the number of the Registrant's Common Shares reserved under its 1991 Stock Incentive Plan from 1,875,000 (giving effect to splits in the Corporation's Common Stock subsequent to adoption of the 1991 Stock Incentive
Plan) to 3,875,000.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 20th day of December, 1999.

                              A. SCHULMAN, INC.


                              By: /s/ Robert A. Stefanko
                                  ------------------------------------
                                   Robert A. Stefanko
                                   Chairman of the Board of
                                   Directors and Executive Vice
                                   President - Finance and
                                   Administration

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


SIGNATURE                TITLE                    DATE
---------                -----                    ----
/s/ Terry L. Haines                               December 20, 1999
-------------------      Director and Principal   -----------------
Terry L. Haines          Executive Officer

/s/ Robert A. Stefanko                            December 20, 1999
----------------------   Director, Principal      -----------------
Robert A. Stefanko       Financial Officer and
                         Principal Accounting Officer

Alan L. Ockene*          Director
Paul Craig Roberts*      Director
Rene C. Rombouts*        Director
Peggy Gordon Elliott*    Director
Willard R. Holland*      Director
James A. Karman*         Director
James S. Marlen*         Director




     *By: /S/Robert A. Stefanko                   December 20, 1999
         ----------------------                   -----------------
           Robert A. Stefanko
           Attorney-in-Fact

     *Powers of attorney authorizing Robert A. Stefanko to sign this Registration Statement on Form S-8 on behalf of certain Directors of the Company are being filed with the Securities and Exchange Commission herewith.

                                   EXHIBIT INDEX


Exhibit             Exhibit
Number              Description
-------             ------------
4(a)                Restated Certificate of Incorporation (incorporated by
                    reference to Exhibit 3(a) to the Company's Form 10-K
                    for fiscal year ended August 31, 1990).

4(b)                Certificate of Amendment of Certificate of
                    Incorporation dated December 12, 1985 (incorporated by reference to Exhibit 2(b) of the Company's Registration
                    Statement on Form 8-A dated January 15, 1996).

4(c)                Certificate of Amendment of Certificate of
                    Incorporation dated January 9, 1987 (incorporated by reference to Exhibit 3(b) to the Company's Form 10-K for fiscal year ended August 31, 1994).

4(d)                Certificate of Amendment of Certificate of
                    Incorporation dated December 10, 1987 (incorporated by reference to Exhibit 3(c) to the Company's Form 10-K for fiscal year ended August 31, 1991).

4(e)                Certificate of Amendment of Certificate of
                    Incorporation dated December 6, 1990 (incorporated by reference to Exhibit 3(d) to the Company's Form 10-K for fiscal year ended August 31, 1991).

4(f)                Certificate of Amendment of Certificate of
                    Incorporation dated December 9, 1993 (incorporated by reference to Exhibit 2(f) to the Company's Registration
                    Statement on Form 8-A dated January 15, 1996).

4(g) Rights Agreement dated as of January 12, 1996, between the Company and Society National Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Rights
                    Certificate (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated
                    January 15, 1996).


                                        3




Exhibit             Exhibit
Number              Description
-------             -----------
4(h)                Amendment No. 1 to Rights Agreement dated as of
                    November 21, 1997 between the Company, KeyBank National
                    Association (as successor by merger to Society National
                    Bank) and First Chicago Trust Company of New York as
                    successor Rights Agent (incorporated by reference to
                    Exhibit 1(b) to the Company's Amendment No. 1 to
                    Registration Statement on Form 8-A/A).

4(i)                A. Schulman, Inc. 1991 Stock Incentive Plan
                    (incorporated by reference to Exhibit 10(b) to the Company's Form 10-K for fiscal year ended August 31,
                    1991).

4(j)                Amendment to A. Schulman, Inc. 1991 Stock Incentive
                    Plan (incorporated by reference to Exhibit 10.9 to the Company's Form 10-Q for the fiscal quarter ended
                    February 29, 1996).

4(k)                Second Amendment to A. Schulman, Inc. 1991 Stock
                    Incentive Plan.

4(l)                Third Amendment to A. Schulman, Inc. 1991 Stock Incentive
                    Plan.

4(m)                A. Schulman, Inc. 1992 Non-Employee Directors' Stock
                    Option Plan (incorporated by reference to Exhibit A to the Company's Proxy Statement dated November 12, 1992 filed as Exhibit 28 to the Company's Form 10-K for fiscal year ended August 31, 1992).

4(n)                Amendment to A. Schulman, Inc. 1992 Non-Employee
                    Directors' Stock Option Plan (incorporated by reference to Exhibit 10.10 to the Company's Form 10-Q for the fiscal quarter ended February 29, 1996).

4(o)                Second Amendment to A. Schulman, Inc. 1992 Non-Employee
                    Directors' Stock Option Plan (incorporated by reference to Exhibit 10(e) to the Company's Form 10-K for the fiscal year ended August 31, 1999).

4(p)                Third Amendment to A. Schulman, Inc. 1992 Non-Employee
                    Directors' Stock Option Plan.


                                        4



Exhibit             Exhibit
Number              Description
-------             -----------
5                   Opinion of Berick, Pearlman & Mills Co.,
                    L.P.A. as to the Common Shares being
                    registered

23(a)               Consent of PricewaterhouseCoopers LLP

23(b)               Consent of Berick, Pearlman & Mills Co., L.P.A.
                    (contained in opinion filed as Exhibit 5)

24                  Powers of Attorney




                                        5